Exhibit 10.32
Amendment No. 1
to the
Coca-Cola Bottling Co. Consolidated
Officer Retention Plan
(As Amended and Restated Effective January 1, 2007)
     THIS AMENDMENT to the Coca-Cola Bottling Co. Consolidated Officer Retention Plan (as amended and restated effective January 1, 2007) (the “Plan”) is adopted by the Plan Administrator.
     WHEREAS, Coca-Cola Bottling Co. Consolidated (the “Company”) has adopted and maintained the Plan to provide benefits to selected key employees; and
     WHEREAS, the Plan authorizes the Plan Administrator to make ministerial and nonsubstantive amendments to the Plan which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan, provided the amendment does not materially affect the estimated cost to the Company of maintaining the Plan.
     NOW THEREFORE, the Plan is amended as follows effective as of January 1, 2009:
     1. The last sentence of Section 1.16 of the Plan is hereby amended in its entirety to read as follows:
“The Participant’s ORP Accrued Retirement Benefit shall increase pro rata with each completed calendar month for any partial Year of Plan Participation the Participant completes.”
     2. Section 1.32 of the Plan is hereby amended by the addition of the following language at the end thereof:
“Age and Vested Percentage shown above shall be interpolated based on completed months.”
     3. The Coca-Cola Bottling Co. Consolidated Officer Retention Plan (as amended and restated effective January 1, 2007), as amended by this Amendment No. 1, is hereby ratified and confirmed in all respects.

Plan Administrator

	By:	/s/ Henry W. Flint

Date: November 17, 2008